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                                                                    EXHIBIT 3.11
                                                                    ------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SCOVILL FASTENERS INC.

          SCOVILL FASTENERS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated as of July 14, 1994, duly adopted resolutions authorizing a proposed amendment to the Certificate of Incorporation of the Corporation (the "Amendment") in order to authorize the issuance of Series A Cumulative Preferred Stock, and to define, among other things, the preference, special rights, qualifications and restrictions relating thereto.

          SECOND: That the Amendment has been consented to and authorized by the holders of majority of the issued and outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: Accordingly, Article 4 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows.

          "4: The total number of shares of capital stock that the Corporation shall have the authority to issue is twenty-one thousand (21,000), one thousand (1,000) of which shall be designated as common stock, $.01 par value per share ("Common Stock"), and twenty thousand(20,000) of which shall be designated as preferred stock, $.01 par value per share ("Preferred Stock").
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          Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. The powers, preferences and relative, participating, optional and other special rights, and the qualification, limitations or restrictions of the Preferred Stock, other than the first series of Preferred Stock, shall be determined by the Board of Directors before any issuance thereof to the full extent now or hereafter permitted by the Certificate of Incorporation and the laws of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of the first series of Preferred Stock shall be as follows:

          (a)  Definitions.  Capitalized terms used in subsection (d) of this
               -----------
Article 4 and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement dated as of July 18, 1994 (the Loan Agreement"), between the Corporation and American National Bank and Trust Company of Chicago (the "Lender").

          (b)  Designation and Number.  The distinctive designation of the
               ----------------------
series shall be Series A Cumulative Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock that the Corporation is authorized to issue shall be twenty thousand (20,000), which number may, subject to the provisions hereof, be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors.

          (c)  Rank.  The Series A Preferred Stock shall, with respect to
               ----
dividend rights and rights on liquidation, winding up and dissolution, rank (i) prior to (except as provided in subsection (f) of this Article 4 below) any other series Preferred Stock hereafter established by the Board of Directors, and (ii) prior to any other equity securities of the Corporation, including the Common Stock (all of such equity securities of the Corporation to which the Series A Preferred Stock ranks prior, including the Common Stock, are hereinafter collectively referred to as the "Junior Securities").


          (d)  Dividends.
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          (i) The holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors and out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends on the shares of the Series A Preferred Stock at an annual rate of 5% of the Liquidation Preference thereof (as defined in subsection (f) below) (the "Preferred Dividends"). Preferred Dividends shall be payable annually (when, as and if declared by the Board of Directors) commencing with the Corporation's 1994 calendar year in the following manner:


                    (A) So long as the Lender has an obligation pursuant to the Loan Agreement or any of the Liabilities thereunder remaining outstanding (either, a "Loan Event"), Preferred Dividends in respect of any calendar year shall be payable on the tenth day after the delivery of the Corporation's audited financial statements for such year pursuant to Section 7.1(B) of the Loan Agreement but in any event no later than the date that is one hundred (100) day after the end of such calendar year).

                    (B) In the absence of a Loan Event, Preferred Dividends shall be due and payable on December 31 of each year.

                    (C) The Preferred Dividend due and payable in respect of the Corporation's 1994 calendar year shall be determined based on the portion such year from the date of the initial issuance of the Series A Preferred Stock through December 31, 1994.

Notwithstanding anything contained in this subsection (d)(i), to the extent that the payment of any Preferred Dividend would result in the Corporation being in breach of Section 8.9 of the Loan Agreement, such Preferred Dividend shall not be made until the first date that such Preferred Dividend could be made by the Corporation without giving rise to any such breach.

          (ii) To the extent that Preferred Dividends are not paid, whether pursuant to the last sentence of subsection (d)(i) or otherwise, Preferred Dividends on each share of Series A Preferred Stock shall nonetheless accrue and be cumulative from the date of its original issue. Without limiting the
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foregoing, Preferred Dividends shall accrue and be cumulative whether or not earned or declared and whether or not funds are legally available therefor. Preferred Dividends shall be payable to the holders of record on such respective dates as may be fixed by the Board of Directors in advance of payment of each such dividend. Any accumulation of such dividends on the Series A Preferred Stock shall not bear interest.

          (iii) (A) So long as any shares of the Series A Preferred Stock are outstanding and (B) unless all Preferred Dividends on the shares of the Series A Preferred Stock have been paid or declared in full and sums set aside exclusively for the payment thereof, the Corporation shall not, without the consent of the holders of the Series A Preferred Stock, declare or pay or set apart for payment any dividend (other than a dividend in shares of Junior Securities) on the Junior Securities, or make any payment on account of, or set apart for payment money for sinking or other similar fund for, the purchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly and whether in cash, obligations or shares of the Corporation or other property and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities.

          (e)  Mandatory Redemption.
               --------------------

          (i) On August 17, 1997 (the Redemption Date"), to the extent the Corporation shall have funds legally available therefor, the Corporation shall redeem all outstanding shares of Series A Preferred Stock, at a redemption price of $1,000 per share together with accrued and unpaid Preferred Dividends thereon to the Redemption Date (the "Redemption Price"), in cash without interest. In the event that sufficient funds for any such redemption shall not at any time be otherwise legally available, the Corporation shall use its best efforts to cause such availability to come into existence and the Corporation shall redeem such lesser number of shares of Series A Preferred Stock to the extent there are funds legally available therefor, and shall redeem all or part of the remainder of the shares of Series A Preferred Stock subject to redemption as soon as the Corporation has sufficient funds which are legally available therefor until all such shares of Series A Preferred Stock have been redeemed. In the event of a redemption of only a portion of the shares of Series A Preferred Stock, the Corporation
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shall effect such a redemption pro rata according to the number of shares held by each holder of Series A Preferred Stock. If and so long as any mandatory redemption obligations with respect to the shares of Series A Preferred Stock shall not be fully discharged, the Corporation shall not, without the consent of the holders of the Series A Preferred Stock, declare or pay or set apart payment any dividend (other than a dividend in shares in shares of Junior Securities) on the Junior Securities, or make any payment on account of, or set apart for payment money for sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly and whether in cash, obligations or shares of the Corporation or other property and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities.

          (ii) Not less than thirty (30) nor more than ninety (90) days prior to the Redemption Date, written notice of the time and place thereof shall be given to each holder of record of the Series A Preferred Stock so to be redeemed, by first class mail, postage prepaid, addressed to such holder at his, her or its post office address as the same shall appear upon the books of the Corporation, and, by publication of notice in such manner as may be prescribed by resolution of the Board of Directors. Such notice shall call upon such holder to surrender to the Corporation, on the redemption date, at the place designated in such notice, the certificates representing the number of shares specified in such notice, but no notice shall be required to specify any particular shares as called for redemption except those of the stockholder to whom such notice is mailed.

          (iii) On or after the Redemption Date, each holder of shares A Preferred Stock to be redeemed may represent and surrender his, her or its certificate or certificates (endorsed in such manner as may reasonably be required by the Corporation, or not endorsed if not required by the Corporation) to the Corporation at the place designated in such notice, and thereupon the Redemption Price of such shares be paid to or on the order of such holder.

          (iv) The shares of Series A Preferred Stock that have been redeemed shall not be reissued. Each surrendered certifi-
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cate shall be canceled. The Corporation shall from time to time cause all such shares redeemed to be retired in the manner provided by law. Such retired shares of Series A Preferred Stock shall become authorized but unissued Preferred Stock.

          (v) Upon the Redemption Date, the shares of Series A Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever (unless a default shall be made by the Corporation in payment of the Redemption Price), and the holders thereof shall cease to be stockholders with respect to such shares and shall be entitled only to receive the Redemption Price thereof. Notwithstanding the foregoing, if the Corporation shall default in making payment of the Redemption Price, then such shares so called for redemption and then unpaid shall continue to be outstanding as if no such call for redemption had been made.

          (f)  Rights on Liquidation, Dissolution, etc.
               ----------------------------------------

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to receive out of assets of the Corporation available for distribution to its stockholders an amount in cash equal $1,000 for each share outstanding (the "Liquidation Preference") plus an amount in cash equal to all accrued but unpaid Preferred Dividends thereon to the date fixed for liquidation before any payment shall be made or any assets distributed to the holders of any Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

          (ii) The sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed a dissolution, liquidation or winding up of the Corporation for purposes of this subsection (f) of this Article 4.

          (g)  Voting Consent.
               --------------

          (i) Except as otherwise expressly provided in this subsection (g) of this Article 4, and except as otherwise re-
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quired by law, the holders of the shares of Series A Preferred Stock shall not be entitled to vote on matters that may be the subject of proper action by stockholders of the Corporation.

          (ii) (A) From and after the date of the original of the Series A Preferred Stock, if the Corporation shall be in arrears in the payment of any Preferred Dividends on the outstanding shares of the Series A Preferred Stock (including, without limitation, an arrearage arising as a result of the last sentence of subsection (d)(i) of this Article 4) or shall have failed to redeem shares of the Series A Preferred Stock as and when required, the holders of the Series A Preferred Stock, voting separately as a class, shall have the exclusive right to elect two directors in addition to the number to be elected by the holders of Common Stock or any other shares of Preferred Stock of the Corporation, at a special meeting of stockholders called for the election of directors pursuant to the procedures set forth below for the calling of a special meeting by holders of the Series A Preferred Stock if such meeting is not called by the Board of Directors within twenty (20) days after such holders become entitled to such right to elect directors, and at every subsequent meeting at which the terms of office of the directors so elected by the holders of the Series A Preferred Stock expire, provided that such arrearage or failure exists on the date of such meeting or subsequent meetings, as the case may be.

          (B) The right of the holders of the Series A Preferred Stock voting separately as a class to elect members of the Board of Directors as set forth in subsection (g)(ii)(A) shall continue until such time as all Preferred Dividends accumulated on the Series A Preferred Stock shall have been paid in full and provision has been made for the payment in full of the Preferred Dividends for the current period and the Corporation shall have redeemed all shares of the Series A Preferred Stock then required to be redeemed pursuant hereto, at which time the special right of the holders of the Series A Preferred Stock so to vote separately as class for the election of directors shall terminate, subject to revesting a such time as the Corporation shall be in arrears in the payment of any Preferred Dividends on the outstanding shares of the Series A Preferred Stock or shall have failed to redeem shares of the Series A Preferred Stock as and when required. If the annual meeting of stockholders of the Corporation is not, for any reason, held within the time fixed in the by-laws of the Corporation at a time when the holders of the Series A Preferred Stock, voting separately and as a class, shall be entitled to elect directors, or if vacancies shall exist in the offices of directors elected by the
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holders of the Series A Preferred Stock, a proper officer of the Corporation, upon the written request of the holders of record of at least ten percent (10%) of the shares of the Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, shall call a special meeting in lieu of the annual meeting of stockholders, or in the event of vacancies, a special meeting of the holders of the Series A Preferred Stock, for the purpose of electing directors. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of the Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of the Series A Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

          (C) At any meeting held for the purpose of electing directors at which the holders of the Series A Preferred Stock shall have the right, voting separately as a class, to elect directors as set forth in subsection
(g)(iii)(B), the presence in person or by proxy of the holders of at least thirty-three and one-third percent (33-1/3%) of the outstanding Series A Preferred Stock shall be required to constitute a quorum of such Series A Preferred Stock.

          (D) Any vacancy occurring in the office of director elected by the holders of the Series A Preferred Stock may be filled by a majority of the remaining directors elected by the holders of the Series A Preferred Stock unless and until such vacancy shall be filled by the holders of the Series Preferred Stock. Any director to be elected by the holders of the Series A Preferred Stock shall agree, prior to his election to office, to resign upon any termination of the right of the holders of the Series A Preferred Stock to vote as a class for directors as herein provided, and upon any such termination the directors then in office elected by the holders of the Series A Preferred Stock shall forthwith resign. Unless otherwise re-
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quired to resign as aforesaid, the term of office of the directors elected by the holders of the Series A Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of electing directors.

          (iii) None of the following actions shall be taken except with the affirmative consent of the holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, given either in writing or by vote at a meeting duly called for that purpose, at which the holders of shares of Series A Preferred Stock shall vote separately as a class:

                    (A) an authorization of, or increase in the amount of, any class of shares ranking prior to, or on parity with (either as to dividends or distribution upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary) the shares of Series A Preferred Stock, or

                    (B) any amendment of this certificate of incorporation that would alter any of the provisions of the shares of Series A Preferred Stock so as to adversely affect any or all of the holders thereof.

          (iv) In any vote by the holders of Series A Preferred Stock, every holder of Series A Preferred Stock shall be entitled to one (1) vote for each share of Series A Preferred Stock.

          (v) No consent of holders of the Series A Preferred Stock shall be required for (A) the creation of any indebtedness of any king of the Corporation or (B) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof.

          IN WITNESS WHEREOF, SCOVILL FASTENERS INC. has caused this Certificate to be signed by its President and attested to by its Secretary this 19th day of July, 1994

                              SCOVILL FASTENERS INC.


                              By: /s/
                                  ----------------
                                  President

ATTEST:
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By: /s/ Martin A. Moore
    -------------------
    Secretary